EXHIBIT 99.1

Varonis Announces First Quarter 2019 Financial Results

Subscription revenues represent 31% of first quarter license revenues
Total revenues of $56.4 million, up 5% year-over-year

NEW YORK, April 29, 2019 (GLOBE NEWSWIRE) -- Varonis Systems, Inc. (Nasdaq: VRNS), a pioneer in data security and analytics, today announced results for the first quarter ended March 31, 2019.

Yaki Faitelson, Varonis CEO, said, “2019 is off to a strong start, highlighted by our transition to a subscription model, which significantly exceeded our expectations in the first quarter. 31% of our license revenues were from subscription products, as we saw solid adoption, particularly in North America. Consistent with the pilot we ran in the second half of 2018, we saw new customers purchase a higher number of licenses in initial deals and also saw strong upsell trends from existing customers. We expect this momentum to continue in 2019 as we help customers manage risk and protect their sensitive data, wherever it resides.”

Guy Melamed, Varonis CFO and COO, added, "We are pleased by our first quarter results, which were highlighted by a higher than anticipated mix of subscription revenues. Total reported revenues would have nicely exceeded the high end of our guidance range had this mix been in line with our initial expectations. Such strong results early on in our transition validate our strategy to unleash the platform's potential and give us confidence as we continue to execute into the second quarter and beyond. We now expect that 25% of our 2019 license revenues will be subscription, up from our prior guidance of 10%."

Financial Highlights for the First Quarter Ended March 31, 2019

Revenues:

  Total revenues were $56.4 million, up 5% compared with the first quarter of 2018.
  Subscription revenues were $7.0 million and as a percentage of license revenues were 31%, compared with $1.1 million or 4% in the first quarter of 2018.
  Perpetual license and subscription revenues were $22.5 million, down 10% compared with the first quarter of 2018 due to the impact of the transition to a subscription-based model.
  Maintenance and services revenues were $33.8 million, up 19% compared with the first quarter of 2018.

Operating Loss:

  GAAP operating loss was ($22.0) million for the quarter, compared to ($15.5) million in the first quarter of 2018.
  Non-GAAP operating loss was ($11.1) million for the quarter, compared to ($6.7) million in the first quarter of 2018.

Net Loss:

  GAAP net loss was ($22.6) million, compared to ($15.0) million in the first quarter of 2018.
  GAAP net loss per basic and diluted share was ($0.76), compared to ($0.53) in the first quarter of 2018, based on 29.8 million and 28.4 million basic and diluted shares outstanding, respectively.
  Non-GAAP net loss was ($11.2) million, compared to ($6.3) million in the first quarter of 2018.
  Non-GAAP net loss per basic and diluted share was ($0.38), compared to ($0.22) in the first quarter of 2018, based on 29.8 million and 28.4 million basic and diluted shares outstanding, respectively.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP loss from operations and net loss for the three months ended March 31, 2019 and 2018. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

Balance Sheet and Cash Flow:

  As of March 31, 2019, the Company had $163.6 million in cash and cash equivalents, marketable securities and short-term deposits, compared with $158.9 million as of December 31, 2018.
  During the three months ended March 31, 2019, the Company generated $14.1 million of cash from operations, compared to $17.4 million in the prior-year period.

Recent Business Highlights

  Annualized recurring revenues at the end of the first quarter were $138.7 million, up 35% over the prior year period.
  For the first quarter of 2019, total revenues in North America increased 20% over the prior-year period to $37.8 million, total revenues from EMEA decreased 19% over the prior-year period to $16.4 million, and total revenues from Rest of World increased 35% over the prior-year period to $2.1 million.
  Generated 56% of license and first year maintenance revenues from existing customers and 44% from new customers in the first quarter of 2019, compared to 49% and 51%, respectively, in the prior-year period.
  Added 133 new customers during the first quarter of 2019 compared with 183 in the prior-year period. While the number of new customers grew in North America, the relatively lower total number of new customers this quarter was a consequence of slower adoption of the subscription-based model transition in EMEA.
  As of March 31, 2019, 73% of customers had purchased two or more product families, and 41% had purchased three or more product families, up from 70% and 37%, respectively, as of March 31, 2018.
  Announced that Varonis Version 7.0 became generally available: showcasing incident response playbooks, Active Directory risk dashboards, enhanced cloud coverage, threat intelligence, and accelerated investigations with fast query response.
  Participated in a panel session discussing the GDPR and the new California Consumer Privacy Act at the 2019 RSA Conference, which also included a session on detecting and stopping advanced cyberattacks with data-centric security, as well as Version 7.0 demos for customers.
  Discovered a new variant of Qbot, a strain of malware that enables financial fraud.
  Released our 2019 Global Data Risk Report, which examined the Data Risk Assessments of nearly 800 organizations and revealed that companies continue to expose sensitive data to insider threats, ransomware and data breaches. On average, each employee had access to approximately 17 million files.

Financial Outlook

This financial outlook reflects the Company's expectations for 2019 resulting from the significant increase in expectations related to the percentage of subscription revenues out of license revenues.

For the second quarter of 2019, the Company expects revenues in the range of $61.5 million to $63.0 million, representing (1%) to 1% year-over-year growth. The Company now expects that second quarter subscription revenues will be 25% of license revenues. The Company anticipates second quarter 2019 non-GAAP operating loss in the range of ($9.5) million to ($8.5) million and non-GAAP net loss per basic and diluted share in the range of ($0.33) to ($0.30), based on a tax provision of $500,000 to $700,000 and 30.3 million basic and diluted shares outstanding. Expectations of non-GAAP operating loss per basic and diluted share exclude stock-based compensation expense and payroll tax expense related to stock-based compensation. Expectations of non-GAAP net loss per basic and diluted share exclude stock-based compensation expense, payroll tax expense related to stock-based compensation and foreign exchange losses associated with ASC 842.

For the full year 2019, the Company now expects revenues in the range of $271.0 million to $278.0 million, representing 0% to 3% year-over-year growth. The Company now expects that full year subscription revenues will be 25% of license revenues. The Company anticipates full year 2019 non-GAAP operating loss of ($14.5) million to ($10.0) million and non-GAAP net loss per diluted share in the range of ($0.54) to ($0.42). This is based on a tax provision of $2.2 million to $3.2 million and 30.2 million basic and diluted shares outstanding. Expectations of non-GAAP operating loss per basic and diluted share exclude stock-based compensation expense and payroll tax expense related to stock-based compensation. Expectations of non-GAAP net loss per basic and diluted share exclude stock-based compensation expense, payroll tax expense related to stock-based compensation and foreign exchange losses associated with ASC 842.

Conference Call and Webcast

Varonis will host a conference call today, April 29, 2019, at 5:00 p.m., Eastern Time, to discuss the Company's first quarter 2019 financial results, current financial guidance and other corporate developments.  To access this call, dial 877-425-9470 (domestic) or 201-389-0878 (international).  The passcode is 13689214. A replay of this conference call will be available through May 6, 2019 at 844-512-2921 (domestic) or 412-317-6671 (international).  The replay passcode is 13689214.  A live webcast of this conference call will be available on the "Investors" page of the Company's website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP and Other Financial Measures

Varonis believes that the use of non-GAAP operating income (loss) and non-GAAP net income (loss) is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three months ended March 31, 2019 and 2018, non-GAAP operating loss is calculated as operating loss excluding (i) stock-based compensation expense and (ii) payroll tax expense related to stock-based compensation.

For the three months ended March 31, 2019 and 2018, non-GAAP net loss is calculated as net loss excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation and (iii) foreign exchange gains (losses) associated with ASC 842.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash expense, the Company believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between our operating results from period to period. In addition, the Company excludes payroll tax expense related to stock-based compensation expense because, without excluding these tax expenses, investors would not see the full effect that excluding stock-based compensation expense had on our operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, which factors may vary from period to period independent of the operating performance of our business. Similar to stock-based compensation expense, the Company believes that excluding this payroll tax expense provides investors and management with greater visibility to the underlying performance of our business operations and facilitates comparison with other periods as well as the results of other companies. Also, as the Company has significant operating lease liabilities in foreign currencies, the Company incurs foreign exchange gains or losses from the revaluation of these liabilities. These gains and losses may vary from period to period and do not reflect the true financial performance of the Company.

Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial data are not measures of our financial performance under U.S. GAAP and should not be considered as alternatives to operating income (loss) or net income (loss) or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense and payroll tax expense related to stock-based compensation have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of the compensation provided to our employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Varonis' addressable market; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes, transition in sales from perpetual licenses to a more subscription-based model and increased competition; the risk that Varonis may not be able to attract or retain employees, including sales personnel and engineers; Varonis' ability to build and expand its direct sales efforts and reseller distribution channels; general economic and industry conditions, including expenditure trends for data and cyber security solutions; risks associated with the closing of large transactions, including Varonis' ability to close large transactions consistently on a quarterly basis; new product introductions and Varonis' ability to develop and deliver innovative products; risks associated with international operations; and Varonis' ability to provide high-quality service and support offerings. These and other important risk factors are described more fully in Varonis' reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

To find out more about Varonis, visit www.varonis.com

About Varonis

Varonis is a pioneer in data security and analytics, fighting a different battle than conventional cybersecurity companies. Varonis focuses on protecting enterprise data: sensitive files and emails; confidential customer, patient and employee data; financial records; strategic and product plans; and other intellectual property. The Varonis Data Security Platform detects insider threats and cyberattacks by analyzing data, account activity and user behavior; prevents and limits disaster by locking down sensitive and stale data; and efficiently sustains a secure state with automation. With a focus on data security, Varonis serves a variety of use cases, including governance, compliance, classification and threat analytics. Varonis started operations in 2005 and, as of March 31, 2019, had approximately 6,700 customers worldwide, spanning leading firms in the financial services, public, healthcare, industrial, insurance, energy and utilities, consumer and retail, media and entertainment, technology and education sectors.

Investor Relations Contact:
James Arestia
Varonis Systems, Inc.
646-640-2149
jarestia@varonis.com

News Media Contacts:
Rachel Hunt
Varonis Systems, Inc.
877-292-8767 (ext. 4247)
rhunt@varonis.com

Mia Damiano
Merritt Group
703-390-1502
damiano@merrittgrp.com

Varonis Systems, Inc.
Consolidated Statements of Operations
(in thousands, except for share and per share data)
	Three Months Ended March 31,
	2019	2018
	Unaudited
Revenues:
Perpetual licenses	$15,521	$24,086
Subscriptions	7,005	1,071
Maintenance and services	33,834	28,371
Total revenues	56,360	53,528

Cost of revenues	8,326	6,442

Gross profit	48,034	47,086

Operating costs and expenses:
Research and development	18,768	15,542
Sales and marketing	41,996	39,972
General and administrative	9,271	7,069
Total operating expenses	70,035	62,583

Operating loss	(22,001)	(15,497)
Financial income (loss), net	(128)	978

Loss before income taxes	(22,129)	(14,519)
Provision for income taxes	(510)	(527)

Net loss	$(22,639)	$(15,046)

Net loss per share of common stock, basic and diluted	$(0.76)	$(0.53)

Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	29,827,927	28,362,479

Stock-based compensation expense for the three months ended March 31, 2019 and 2018 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended March 31,
	2019	2018
	Unaudited
Cost of revenues	$558	$362
Research and development	2,678	2,105
Sales and marketing	3,443	3,101
General and administrative	2,282	1,359
	$8,961	$6,927

Payroll tax expense related to stock-based compensation for the three months ended March 31, 2019 and 2018 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended March 31,
	2019	2018
	Unaudited
Cost of revenues	$183	$267
Research and development	56	36
Sales and marketing	1,373	1,470
General and administrative	283	95
	$1,895	$1,868

Varonis Systems, Inc.
Consolidated Balance Sheets
(in thousands)
	March 31, 2019	December 31, 2018
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$64,461	$48,707
Marketable securities	37,842	39,770
Short-term deposits	61,328	70,438
Trade receivables, net	41,796	83,223
Prepaid expenses and other current assets	14,899	16,952
Total current assets	220,326	259,090

Long-term assets:
Other assets	12,180	8,565
Operating lease right-of-use asset	51,875	—
Property and equipment, net	21,065	17,323
Total long-term assets	85,120	25,888
Total assets	$305,446	$284,978

Liabilities and stockholders’ equity
Current liabilities:
Trade payables	$624	$2,620
Accrued expenses and other short term liabilities	50,301	55,991
Deferred revenues	81,844	87,729
Total current liabilities	132,769	146,340

Long-term liabilities:
Deferred revenues	6,988	6,487
Operating lease liability	52,697	—
Other liabilities	2,997	6,781
Total long-term liabilities	62,682	13,268

Stockholders’ equity:
Share capital
Common stock	30	30
Accumulated other comprehensive loss	(688)	(3,633)
Additional paid-in capital	271,260	266,941
Accumulated deficit	(160,607)	(137,968)
Total stockholders’ equity	109,995	125,370
Total liabilities and stockholders’ equity	$305,446	$284,978

Varonis Systems, Inc.
Consolidated Statements of Cash Flows
(in thousands)
	Three Months Ended March 31,
	2019	2018
	Unaudited	Unaudited
Cash flows from operating activities:
Net loss	$(22,639)	$(15,046)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,337	797
Stock-based compensation	8,961	6,927
Amortization of deferred commissions	3,626	3,325
Amortization of operating lease right-of-use asset	1,399	—
Capital loss from disposal of fixed assets	24	—

Changes in assets and liabilities:
Trade receivables	41,427	43,128
Prepaid expenses and other current assets	(623)	(5,806)
Deferred commissions	(4,870)	(2,434)
Other long term assets	(19)	41
Trade payables	(1,996)	(152)
Accrued expenses and other short term liabilities	(7,358)	(8,200)
Deferred revenues	(5,384)	(5,373)
Other long term liabilities	170	237
Net cash provided by operating activities	14,055	17,444

Cash flows from investing activities:
Decrease (increase) in short-term deposits	9,120	(1,144)
Decrease (increase) in marketable securities	1,928	(1,889)
Increase in long-term deposits	(12)	(308)
Purchase of property and equipment	(5,103)	(1,081)
Net cash provided by (used in) investing activities	5,933	(4,422)

Cash flows from financing activities:
Proceeds (withholdings) from employee stock plans, net	(4,234)	1,066
Net cash provided (used in) by financing activities	(4,234)	1,066
Increase in cash, cash equivalents and restricted cash	15,754	14,088
Cash, cash equivalents and restricted cash at beginning of period	48,707	57,236
Cash, cash equivalents and restricted cash at end of period	$64,461	$71,324

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands, except share and per share data)
	Three Months Ended March 31,
	2019	2018
	Unaudited
Reconciliation to non-GAAP operating loss:

GAAP operating loss	$(22,001)	$(15,497)

Add back:
Stock-based compensation expense	8,961	6,927
Payroll tax expenses related to stock-based compensation	1,895	1,868

Non-GAAP operating loss	$(11,145)	$(6,702)

Reconciliation to non-GAAP net loss:

GAAP net loss	$(22,639)	$(15,046)

Add back:
Stock-based compensation expense	8,961	6,927
Payroll tax expenses related to stock-based compensation	1,895	1,868
Foreign exchange losses associated with ASC 842	582	—

Non-GAAP net loss	$(11,201)	$(6,251)

GAAP & Non-GAAP weighted average number of shares used in computing net loss per share of common stock, basic and diluted	29,827,927	28,362,479

Non-GAAP net loss per share of common stock - basic and diluted	$(0.38)	$(0.22)
GAAP net loss per share of common stock - basic and diluted	$(0.76)	$(0.53)